SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

(Mark One)
[ X ]	ANNUAL REPORT PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]
For the Fiscal Year Ended November 30, 1998

  OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 [No Fee Required]
For the transition period from _____ to _____

    Commission File Number 1-768

    EMPLOYEES' INVESTMENT PLAN
    (Full title of the Plan)

    CATERPILLAR INC.
    (Name of issuer of the securities held
    pursuant to the Plan)

    100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
    (Address of principal executive offices)

    REQUIRED INFORMATION

    Item 1.

    The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

    Item 2.

    The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

    Item 3.

    The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

    Item 4.

    The Consent of Independent Accountants is attached hereto as Exhibit A.

    Report of Independent Accountants

    To the Participants, Investment Plan Committee
    and Benefits Funds Committee of the Caterpillar Inc.
    Employees' Investment Plan

    In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Employees' Investment Plan (the Plan) at November 30, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes, of reportable transactions and of non-exempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

    /s/ PricewaterhouseCoopers LLP

    Peoria, Illinois
    May 26, 2000

    CATERPILLAR INC.
    EMPLOYEES' INVESTMENT PLAN

    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
    NOVEMBER 30, 1999 AND 1998
    (Dollars in 000's)

	1999	1998
Investments	$ 2,258,381	$ 2,141,953
Employer contributions receivable	841	1,186
Participant contributions receivable	1,597	2,101
Interest and dividends receivable	66	66

Total assets	2,260,885	2,145,306

Transfers payable to Part 2	(3,939)	(3,726)
Other payables		(5)

Total liabilities	(3,939)	(3,731)

Net assets available for benefits	$ 2,256,946	$ 2,141,575

    (The accompanying notes are an integral part of the financial statements)

    CATERPILLAR INC.
    EMPLOYEES' INVESTMENT PLAN

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
    FOR THE YEAR ENDED NOVEMBER 30, 1999 AND 1998
    (Dollars in 000's)

	1999	1998
Contributions:
Participants	$ 121,953	$ 130,021
Employer	33,013	32,627

	154,966	162,648

Investment income:
Interest	96	103
Dividends	21,946	19,877
Net appreciation (depreciation) in fair value of:
Common stock	(46,636)	32,107
Collective trust fund	618	692
Registered investment companies	5,139	1,073
Plan interest in net investment income of Master Trust	171,849	110,085

Net investment income	153,012	163,937

Withdrawals	(194,370)	(121,232)
Transfers (to)/from other plans, net	1,763	2,153

Withdrawals and transfers, net	(192,607)	(119,079)

Increase in net assets available for benefits	115,371	207,506

Net assets available for benefits:
Beginning of year	2,141,575	1,934,069

End of year	$2,256,946	$2,141,575

    (The accompanying notes are an integral part of the financial statements.)

    CATERPILLAR INC.
    EMPLOYEES' INVESTMENT PLAN

    NOTES TO FINANCIAL STATEMENTS

    NOTE 1 - PLAN DESCRIPTION:

    The following description of the Caterpillar Inc. Employees' Investment Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

    General

    The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the participating employers) which adopt the Plan to accumulate funds.

    Participation

    Generally, employees of participating employers, other than those employed under collective bargaining agreements, who meet certain age, service and citizenship or residency requirements are eligible to participate in the plan. Participation commences upon an eligible employee's filing of an application with the Investment Plan Committee. Participating eligible employees (the participants) may acquire ownership interests in the Company through purchases of its common stock (Part 1). Additionally, the participants may elect to defer a portion of their compensation until retirement under the Special Investment Supplement of the Plan (Part 2).

    Participant accounts

    Accounts are maintained separately for Part 1 and Part 2 for each participant. The participant's account under Part 1 is credited with the participant's contribution, the employer's contribution and an allocation of Plan earnings. The participant's account under Part 2 of the Plan is credited with the participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested accounts.

    Loan provisions

    The Plan provides for participant loans against eligible participants' Part 2 account balances. Eligible employees obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

    Contributions

    Part 1 -

    Participant contributions are made through after-tax payroll deductions based on a percentage (2%-6%) of total earnings as elected by the employee. Participants with 25 or more years of service with the employers may contribute an additional 1%-4% of earnings.

    Employer contributions are 50%, 66-2/3% or 80% of participant contributions (up to 6% of earnings) based on the participant's years of service.

    Part 2 -

    Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the employer. For 1999 and 1998, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,000 in 1999) for participants earning in excess of $80,000 or (b) $10,000 for participants earning less than $80,000.

    Investment programs

    Part 1 -

    Employer contributions are invested entirely in Caterpillar Inc. common stock. Participants may elect to have their contributions invested as follows: (1) 100% in Caterpillar Inc. common stock or (2) 50% in Caterpillar Inc. common stock and 50% in a Collective Government Short-Term Investment Fund. The Collective Government Short-Term Investment Fund is managed by The Northern Trust Company.

    Part 2 -

    Participants may elect to have their contributions invested in any combination of the following ten investment fund options at November 30, 1999:
      Caterpillar Stock Fund

      Preferred Stable Principal Fund

      Preferred Short-Term Government Fund

      Preferred Money Market Fund

      Preferred Value Fund

      Preferred International Fund

      Preferred Growth Fund

      Preferred Asset Allocation Fund

      Preferred Fixed Income Fund

      Preferred Small Cap Fund

    In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

    Vesting and distribution provisions

    Part 1 -

    Participants are fully vested at all times in Caterpillar Inc. common stock or units of the Collective Government Short-Term Investment Fund purchased with participant contributions, and earnings thereon.

    Participants begin vesting in shares purchased with employer contributions generally after the end of the second year of plan participation. Participants generally vest at the rate of 33% per year, resulting in full vesting by participants in employer contributions after five years of service with the Company. Any amounts not vested at withdrawal which are forfeited will be applied to reduce the amount of future employer contributions to the Plan. Shares become fully vested upon retirement, permanent disability or death.

    While an employee, a participant may elect to withdraw all participant purchased shares of common stock, his share of the Government Short-Term Investment Fund and all earnings on participant contributions as provided by the Plan. Employer contributions may also be withdrawn based on vested status as provided by the Plan. Upon termination of employment, participants may elect (with spousal consent, if applicable) to receive their shares by immediate distribution or a deferred distribution. If termination is due to retirement or disability, participants may elect (with spousal consent, if applicable) various annuity payments.

    Part 2 -

    Participants are fully vested in their participant contributions. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balance in participants' accounts are distributable.

    Transfers from Part 1 to Part 2

    On a monthly basis, participants in Part 1 are allowed to transfer some or all of their vested balances in the Part 1 accounts to Part 2 of the Plan. Participants are allowed only one such transfer per month.

    Administration

    The Plan is administered by the Investment Plan Committee, which is responsible for nonfinancial matters, and the Benefits Funds Committee, which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

    Plan termination

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, each participant in Part 1 shall have a fully vested interest in the assets attributable to employer contributions and earnings thereon. Any unallocated assets of the plan will be allocated to participant accounts and distributed in such a manner as the company may determine.

    Federal income tax status

    The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

    Risks and uncertainties

    The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

    NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    New accounting standards

    In September 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters (SOP 99-3). This SOP simplifies the disclosure of certain investment information of defined contribution plans. SOP 99-3 is effective for financial statements for plan years ending after December 15, 1999, with earlier application encouraged. The Plan has elected to adopt the provisions of this SOP for its Plan year ended November 30, 1999. The primary impact on the 1999 financial statements is the elimination of previously provided information by investment fund option.

    Basis of accounting

    The Plan's accounts are maintained on the accrual basis of accounting.

    Investments

    The Plan's investments are stated at fair value. The Caterpillar Inc. common stock is valued at quoted market prices. The fair value of the Plan's investment in the Collective Government Short-Term Investment Fund and the 401(k) Master Trust (Note 4) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

    Contributions

    Contributions to the Caterpillar Common Stock Fund under Part 1 of the Plan are made directly to the trust and shares are immediately purchased by the trust on the open market.

    Transfers payable

    As detailed in Note 1, on a monthly basis, participants in Part 1 are allowed to transfer vested balances in the Part 1 accounts to Part 2 of the Plan. At November 30, transfers payable represent such transfers for the month of November. The related receivable is recorded by the Master Trust and is included in the Plan's Investment in the Master Trust Net Assets at November 30, 1999 and 1998.

    Administrative expenses

    Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

    Use of estimates in the preparation of financial statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

    NOTE 3 - INVESTMENTS:

    All employer matching contributions under Part 1 of the Plan are directed by the Company into a Caterpillar Inc. Common Stock Fund. By definition, this fund is nonparticipant directed. Details of the net assets of Part 1 - Caterpillar Inc. Common Stock Fund and significant components of the changes in net assets relating to this fund are as follows:

	November 30,
	1999	1998
Net assets - Part 1 - Caterpillar Inc. Common Stock Fund:
Common stock	$ 795,329	$ 892,674
Common and Collective Trust	29
Employer contributions receivable	841	1,186
Participant contributions receivable	1,493	1,990
Interest and dividends receivable	13	14
Transfers payable to Part 2	(3,881)	(3,712)
Other payables		(5)

Net assets - Part 1 - Caterpillar Inc. Common Stock Fund	$ 793,824	$ 892,147

	For the year ended November 30,
	1999	1998
Changes in net assets - Part 1 - Caterpillar Inc. Common Stock Fund:
Employer contributions	$ 61,478	$ 58,167
Participant contributions	33,013	32,627
Interest and dividends	22,042	19,980
Net (depreciation) appreciation	(46,636)	32,107
Withdrawals	(85,215)	(59,632)
Transfers to participant-directed investments	(83,005)	(82,906)

Net (decrease) increase	$ (98,323)	$ 343

    The following table presents individual investments that represent 5% or more of the Plan's net assets at November 30. Any of these investments that are also nonparticipant-directed are further identified with an asterisk(*).

	1999	1998

Caterpillar Inc. Common Stock	$ 795,329*	$ 892,174*
Investments in Caterpillar Inc. 401(k) Master Trust net assets	1,415,230	1,220,856

    NOTE 4 - MASTER TRUST:

    Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Trust.

    The Master Trust invests in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of the Company. The options available to the participants through the Preferred Group of Mutual Funds are described in Note 1.

    CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

    The percentage of the Plan's participation in the Master Trust was determined based on the November 30, 1999 and 1998 market values of net assets, as accumulated by the Trustee for the investment funds of each plan. At November 30, 1999 and 1998, the Plan's pro rata interest in the quoted market values of net assets of the Master Trust was 83.59% and 83.30%, respectively.

    Investment valuation

    The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Participant loans are valued at cost which approximates fair value.

    The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year. Details of the net assets and significant components of the changes in net assets of the Master Trust are as follows:

	November 30,
	1999	1998
Investments, at fair value:
Cash and cash equivalents	$ 28,342	$ 17,876
Common stock	324,010	334,345
Registered investment companies	1,319,369	1,080,128
Participant loans	27,225	24,784

Total investments	1,698,946	1,457,133

Dividend and interest receivable	121	45
Transfers receivable from EIP Part 1	3,939	3,726
Contributions receivable	5,773	5,962
Payable due to broker	(11,332)
Other receivable/(payable), net	177	192

Net assets of Master Trust	$1,697,624	$1,467,058

	For the year ended November 30,
	1999	1998
Investment income:
Interest	$ 2,856	$ 2,983
Dividends	7,597	7,772
Net appreciation (depreciation) in fair value of:
Common stock	(4,697)	10,987
Registered investment companies	202,270	111,962

Net investment income	208,026	133,704

Contributions to all plans	80,300	94,162
Withdrawals from all plans	(127,000)	(73,232)
Transfers from EIP Part 1	83,660	84,066
Interfund transfers (to) from self-directed brokerage account, net	(14,420)	(1,125)

Increase in Master Trust net assets	230,566	237,575

Master Trust net assets:
Beginning of year	1,467,058	1,229,483

End of year	$1,697,624	$1,467,058

    SUPPLEMENTAL SCHEDULES

    SCHEDULE I

    CATERPILLAR INC.

    EMPLOYEES' INVESTMENT PLAN

    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT

    PURPOSES AT END OF YEAR

    NOVEMBER 30, 1999

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
*	Caterpillar Inc.	Common stock; 17,149,935 shares	$506,593,058	$795,328,236

*	Northern Trust	Collective Short Term Investment Fund; 29,007 units	**	29,007

*	Northern Trust	Collective Government Short-Term Investment Fund; 12,228,283 units	**	12,228,283

*	Caterpillar Inc.	401(k) Master Trust	**	1,415,230,000

	AIM Global	High Income Class B; 970.25 units		8,286
	Accessor FDS Inc.	Growth; 140.06 units		4,637
		Small to Mid-Cap; 247.79 units		6,782
	Acorn	Foreign Forty; 368.19 units		6,244
	Alliance	Premier Growth Class B; 2,009.03 units		68,407
		Technology Class A; 25.50 units		2,842
		Technology Class B; 75.58 units		7,991
	American Century	Benham Target Mat TR 2005; 223.91 units		16,175
		Benham Target Mat TR 2010; 360.10 units		19,636
		Benham Target Mat TR 2015; 240.44 units		10,233
		Benham Target Mat TR 2020; 1,394.66 units		42,467
		Benham Target Mat TR 2025 INV; 3,096.09 units		79,260
		Global Gold; 17,666.07 units		95,043
		Income & Growth; 2,278.21 units		73,381
		Global Natural Res; 1,483.68 units		18,680
		20th Century Ultra; 1,207.56 units		49,461
		20th Century Int'l GTH; 2,620.71 units		34,122
	American Funds	Income Fund of America; 1,263.29 units		21,021
		Investment Company of America; 2,014.76 units		67,958
	American Heritage	American Heritage Fund; 9,899.07 units		2,673
	ASAF	Janus Small-Cap Growth Class B; 1,421.26 units		28,439
	Amerindo	Technology Class D; 127.44 units		3,580
	Ameristock	Mutual Fund; 291.59 units		10,850
	Ariel	Growth Class A; 133.19 units		4,724
		Appreciation Class B; 138.35 units		4,602
	Artisan	International; 267.73 units		6,278
	BT Investment	International Equity; 173.24 units		4,790
	Babson	Value Income; 2,416.15 units		111,095
	Baron	Asset; 7,983.25 units		438,360
		Growth & Inc.; 954.82 units		28,215
		Small Cap Fund; 2,491.09 units		45,734
	Berger	Small Cap Value Retail; 1,259.71 units		26,870
		Small Company Growth Retail; 8,796.76 units		54,452
		New Generation Retail; 7,622.11 units		257,399
		Balanced Retail; 430.14 units		7,958
		Select Retail; 290.86 units		6,957
	Brandywine	Blue; 3,411.18 units		118,197
	Bridgeway	Microcap Limited; 1,628.39 units		10,829
	Clipper	Clipper Fund Incorporated; 142.78 units		10,537
	Cohen & Steers	Realty Shares Inc; 1,078.11 units		37,863
	Dodge & Cox	Balance; 370.94 units		25,473
	Dresdner	RCM Global Technology Fund; 231.41 units		10,863
		(Continued)

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	Dreyfus	Premier Worldwide Growth; 368.79 units		13,107
		Aggressive Value Fund; 180.05 units		4,100
		Small Company Value Fund; 352.80 units		7,857
		Premier Tech Growth Class C; 871.59 units		37,225
		Premier Tech Growth Class B; 84.06 units		3,594
		Technology Growth Fund; 8,820.38 units		378,747
		S&P 500 Index Fund; 2,191.10 units		90,580
		Emerging Markets; 1,406.30 units		21,165
		New Leaders; 119.46 units		6,179
	Excelsior	Income Business & Indl Rest; 156.67 units		4,445
	FBR	Small Cap Growth Fund/Value Fund; 165.21 units		2,857
	Fidelity	Worldwide; 151.88 units		3,001
		Japan Small Companies; 4,933.27 units		117,609
		Capital & Income; 10,608.56 units		102,373
		Stock Selector; 7,530.06 units		248,191
		Asset Manager Growth; 681.14 units		13,670
		Contra Fund; 2,576.00 units		166,487
		Utilities; 3,534.55 units		93,065
		Equity Income; 915.36 units		52,688
		Real Estate Investment; 1,314.20 units		18,596
		Equity Income II; 1,266.62 units		38,429
		Diversified International; 2,197.98 units		51,367
		Int'l Value; 835.95 units		15,398
		Southeast Asia; 1,150.31 units		16,288
		Emerging Markets; 166.11 units		1,688
		Fidelity Fund; 1,490.05 units		57,427
		Magellan; 84.02 units		11,090
		Growth Company; 840.09 units		62,654
		Emerging Growth; 2,031.37 units		107,785
		Overseas; 69.35 units		3,189
		Pacific Basin; 1,141.85 units		29,026
		Europe; 130.36 units		4,662
		Low Priced Stock; 204.29 units		4,490
		OTC Port; 302.24 units		17,370
		Growth & Income; 1,462.79 units		66,893
		Blue Chip Growth; 246.97 units		13,712
		Dividend Growth; 10,611.44 units		302,107
		Value; 1,232.51 units		59,839
	Firsthand Technology	Value; 910.75 units		67,905
		Leaders; 1,104.12 units		40,422
		Innovator; 4,437.10 units		175,266
	Firsthand	E-Commerce; 6,099.05 units		73,738
		Communications; 1,369.81 units		15,520
	Flag Investors	Telephone Inc Class A; 2,693.42 units		118,376
	Founders	Worldwide Growth; 1,862.44 units		52,502
	Franklin	CA Growth Class I; 94.70 units		3,681
		Global Health Care; 49.95 units		767
		(Continued)

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	Fremont	US Micro Capital; 222.27 units		7,310
		Real Estate Securities; 1,219.42 units		9,304
	Gabelli	Growth Shares Ben Int; 1,773.13 units		82,344
		ABC Fund; 97.37 units		1,013
		Global Telecommunications Fund; 869.19 units		23,468
		Global Opportunity Fund; 2,201.03 units		35,547
		GLBL Inter-Active Couch Potato; 2,967.75 units		90,695
		Value FD Inc; 495.79 units		9,861
	GAM	International Class A; 375.88 units		10,510
	Govett	Smaller Companies Class A; 57.62 units		1,440
	Growth	Fund of America; 2,553.67 units		74,005
	Guinness Flight	China & Hong Kong; 260.54 units		4,364
		Asia Small Cap; 1,096.05 units		9,853
		Mainland China Fund; 21.43 units		243
		Wired Index; 1,222.53 units		23,852
	Harbor	Bond; 8,716.39 units		94,747
		Growth; 299.04 units		6,181
		Capital Appreciation; 5,433.36 units		266,561
	Heartland Group	Value Plus; 2,778.47 units		36,648
		MidCap Value; 394.63 units		3,607
	Hotchkis & Wiley	International; 3,204.34 units		87,543
	IAI	Bond; 1,642.94 units		14,162
	IPS	Millennium Fund; 361.88 units		20,240
	Invesco	Endeavor N/C; 1,434.11 units		29,571
		Energy N/C; 6,093.87 units		82,816
		Gold N/C; 22,486.71 units		39,127
		Health Sciences N/C; 292.64 units		15,797
		Technology N/C; 529.06 units		34,029
		Financial Services N/C; 770.20 units		20,149
		Worldwide Communications; 3,444.13 units		144,378
		Internat'l European; 571.95 units		11,605
		Internat'l Pacific Basin #54; 1,456.31 units		16,515
	Janus	Janus Fund; 5,356.79 units		238,592
		Inv't Growth & Income; 8,160.89 units		318,765
		Inv't Worldwide; 18,866.51 units		1,272,357
		Inv't Twenty; 15,147.09 units		1,137,244
		Flexible Income; 1,466.48 units		13,726
		Global Technology; 58,149.85 units		1,430,487
		Global Life Sciences; 1,658.06 units		21,472
		Special Situations; 3,763.69 units		90,931
		Inv't Equity Income; 9,124.56 units		212,511
		Olympus; 26,402.24 units		1,213,447
		High Yield Bond; 1,367.08 units		13,848
		Enterprise; 6,334.67 units		411,184
		Inv't Overseas; 8,024.19 units		248,028
		Inv't Mercury; 22,743.03 units		899,032
		Inv't Balanced; 7,630.60 units		169,628
		(Continued)

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	Japan	Japan Fund; 255.57 units		4,304
	John Hancock	Finc'l Industries Class B; 473.65 units		7,285
		Special Equity Class B; 571.43 units		15,920
		Sovern Global Tech Class B; 126.94 units		8,150
	Kaufmann	Kaufmann Fund; 9,981.85 units		49,809
	Kinetics	The Internet Fund; 3,837.73 units		144,969
	Lexington	Troika Dialog Russia Income; 700.30 units		3,123
		Worldwide Emerging Mkts; 625.19 units		7,115
	Linder	Bulwark; 920.95 units		5,728
		Invts Dividend; 1,060.76 units		24,302
	Longleaf	Realty; 141.74 units		1,877
	Loomis Sayles	Bond; 3,225.52 units		37,352
	MFS	Emerging Growth Class B; 279.11 units		14,904
	Managers	FDS Special Equity; 81.79 units		6,599
		FDS Int'l Equity; 301.99 units		17,104
	Marsico	Focus; 10,819.73 units		215,745
	Masters Select	International; 466.98 units		7,462
	Matthews	Intl FDS Pac Tiger FD; 3,992.62 units		46,554
		Intl FDS Korea FD; 4,422.01 units		36,039
	Midas	Midas Fund; 9,450.17 units		12,191
		Investors Ltd. N/C; 1,706.22 units		4,402
	Montag & Caldwell	Growth Fund; 2,231.11 units		77,754
	Montgomery	Emerging Markets; 86.51 units		954
		Emerging Asia; 924.92 units		10,295
		Global Communication; 424.85 units		15,205
		Growth; 1,956.75 units		44,673
		International Growth; 601.13 units		12,774
	Munder Net	Net Class C; 68.76 units		3,859
		Net Class B; 353.06 units		19,807
		Net Class A; 1,510.68 units		85,656
	Mutual Series	Shares Class Z; 280.40 units		6,060
		Qualified Inc Class Z; 2,851.94 units		51,335
		Beacon Class Z; 1,669.69 units		24,461
		Discovery Class Z; 6,245.72 units		126,476
		European Class Z; 1,735.61 units		27,718
	Neuberger & Berman	Guardian Trust; 540.48 units		9,139
		Focus Trust Frm; 103.28 units		2,747
		International Fund; 1,310.68 units		28,520
		Regency Fund; 690.34 units		6,793
		New Perspective; 2,571.75 units		74,864
	Northeast Investors	Trust CTFS Ben INT; 2,212.17 units		21,436
	Oak	Value Fund; 605.86 units		15,522
	Oakmark	Oakmark Fund; 2,708.12 units		73,092
		International; 1,289.20 units		17,572
		Small Cap; 3,607.45 units		48,015
		Balanced; 573.69 units		8,072
		Internat'l Small Cap; 870.76 units		10,040
		Select; 5,026.20 units		88,461

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	Oppenheimer	Strategic Inc Class C; 4,131.36 units		17,889
		Global Growth & Income; 420.52 units		11,026
		Midcap Class C; 217.39 units		4,837
	Payden & Rygel	Growth & Income Class A; 5,950.53 units		97,113
	PBHG	Growth; 5,010.55 units		189,148
		Emerging Growth; 443.29 units		12,758
		Large Cap Growth; 401.43 units		12,320
		Select Equity; 2,706.28 units		116,370
		New Oppties; 338.33 units		15,847
		Tech & Communication; 5,789.61 units		288,091
		Large Cap 20; 1,211.94 units		40,237
		Core Growth; 683.52 units		13,759
	Pilgrim	International Small Cap Growth Q; 506.91 units		18,406
	PIMCO	Long Term US Gov't; 16,828.24 units		160,710
	Pin Oak	Aggressive Stock; 2,413.78 units		111,058
	Putnam	Growth Opportunities Class A; 2,827.03 units		72,117
		OTC & Emerging Growth Class A; 104.31 units		3,101
	Red Oak	Technology Select; 1,688.05 units		34,858
	Renaissance	IPO Plus Aftermarket; 188.40 units		4,981
	Reynolds	Blue Chip Growth; 700.24 units		44,479
	RS	Emerging Growth N/C; 10,423.76 units		501,592
		Value Plus and Growth N/C; 1,150.35 units		32,474
		Mid Cap Oppties N/C; 324.15 units		4,392
		Global Natural Resources N/C; 342.20 units		2,902
		Diversified Growth N/C; 541.91 units		14,480
		Microcap Growth N/C; 690.15 units		12,933
	RS Funds	The Information Age N/C; 297.62 units		8,557
	Rydex	Nova Fund; 1,992.27 units		75,666
		URSA Fund; 3,127.22 units		25,737
		OTC Fund; 10,423.25 units		689,811
		Juno Fund; 1,361.98 units		13,034
		Electronics Inv Class; 1,800.66 units		41,776
		Biotechnology Inv Class; 1.43 units		26
	Safeco	Equity; 1,083.86 units		27,162
		Growth; 390.48 units		8,224
	Scudder	Mutual Income Gold; 733.82 units		4,858
		S&P 500 Index; 1,682.27 units		31,223
		Latin America; 73.26 units		1,653
		Greater Europe Growth; 3,187.53 units		97,698
		Technology Fund; 49.41 units		1,606
	Select	Energy; 459.50 units		10,656
		Technology; 1,508.63 units		193,255
		Health Care; 1,631.56 units		216,264
		Precious Metals; 996.23 units		10,211
		Utilities Growth; 92.00 units		6,403
		Natural Gas; 398.30 units		5,604
		Insurance; 46.45 units		1,741

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	Select	Develop Communications; 1,423.93 units		71,923
		Financial Services; 40.26 units		4,037
		Regional Banks; 658.46 units		25,805
		Leisure; 30.97 units		2,755
		Retailing; 2,168.66 units		143,435
		Energy Service; 2,554.62 units		56,891
		Biotechnology; 1,065.82 units		60,837
		American Gold; 298.31 units		4,257
		Money Market; 37,339.57 units		37,340
		Software & Computer; 44.44 units		3,542
		Telecomm Port; 427.12 units		37,702
		Brokerage & Investment Mgmt; 971.37 units		45,227
		Electronics; 5,732.60 units		468,697
		Computers; 2,011.77 units		198,662
	Seligman	Communications & Info Class B; 220.38 units		8,213
	Spartan	U.S. Equity Index; 1,113.80 units		55,144
		Total Market Index; 443.62 units		15,922
		Market Index; 24.64 units		2,373
		High Income; 3,522.94 units		42,416
	Sound Shore	Sound Shore Fund Inc; 326.26 units		9,400
	Spectra	Spectra Fund Inc; 332.59 units		3,968
	SSGA	Small Cap Equity; 219.70 units		4,100
		Money Market Fund; 4,789,980.05 units		4,789,980
		Emerging Markets; 1,073.21 units		12,106
		S&P 500 Index; 19,807.11 units		478,738
	Stein Roe	Income Trust; 1,540.04 units		14,245
		Investment Trust Young Inv; 377.26 units		11,906
		Investment Trust Cap Oppty; 838.03 units		28,417
	Strong	Corporate Bond Income; 9,193.75 units		97,178
		Income High Yield Bond; 1,334.52 units		14,266
		Growth; 3,193.17 units		99,595
		Index 500; 1,777.25 units		31,209
		Growth 20; 374.67 units		9,322
		Enterprise; 2,216.84 units		74,043
		Growth & Income; 1,769.04 units		46,614
		Blue Chip 100; 2,621.56 units		49,495
		Schafer Value; 124.86 units		6,118
		Asia Pacific; 5,045.69 units		55,553
		Gov't Securities Income; 3,939.93 units		40,069
	Templeton	Developing Markets Trust SH Ben INT II; 3,222.17 units		43,209
	The Contrarian	The Contrarian Fund N/C; 2,146.42 units		19,468
	Third Avenue	Value Fund; 1,589.84 units		54,293
	Torray	Torray Fund; 1,711.10 units		71,952
	T Rowe Price	Dividend Growth; 956.48 units		20,249
		Media & Telecommunications; 1,166.78 units		42,436
		Equity Income; 4,943.75 units		133,086
		(Continued)

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	T Rowe Price	Blue Chip Growth Inc; 712.97 units		24,576
		Growth & Income; 126.49 units		3,365
		Mid Cap Growth; 460.74 units		17,490
		New Era; 3,600.94 units		83,290
		International Stock; 2,018.88 units		36,057
		European Stock; 5,477.19 units		128,221
		Int'l New Asia; 4,892.73 units		41,882
		Science & Technology; 2,470.44 units		157,170
	Tweedy Browne	Global Value Fund; 12,035.03 units		250,088
		Amern Value Fund; 7,330.90 units		171,616
	UAM FMA	Small Company Portfolio; 33.67 units		459
	Ultra	Bear Pro Fund Service Shares; 193.42 units		4,716
		OTC Pro Fund Service Shares; 292.39 units		18,651
		OTC Pro Fund Investors Shares; 6,658.36 units		430,796
	US	World Gold; 10,437.60 units		86,423
		Gold Shares; 14,348.43 units		52,802
	Value Line	Aggressive Income; 1,861.04 units		13,176
		Asset Allocation; 7,360.16 units		150,000
	Vanguard	Life Strategy Growth Port; 413.83 units		8,579
		US Growth Portfolio; 2,278.36 units		97,537
		Int'l Growth Portfolio; 4,304.22 units		92,024
		Growth & Income; 3,682.88 units		132,326
		Equity Income; 1,576.63 units		38,895
		Admiral Sht Term US Treasury Fund; 7,094.14 units		69,927
		Admiral Inter TM US Treasury Fund; 5,056.93 units		50,822
		Admiral Long Trm US Treasury Fund; 21,794.67 units		221,434
		Primecap; 3,391.08 units		207,738
		Bond Index Total Market; 27.72 units		268
		Windsor Income; 2,247.68 units		38,413
		Windsor II Portfolio; 6,466.88 units		184,112
		Asset Allocation Income; 5,191.06 units		129,361
		Fixed Inc Sec L/T Portfolio; 8,794.30 units		72,377
		GNMA Fixed Income Security Fund; 51,626.14 units		514,196
		Index Trust S&P 500 Port; 12,768.67 units		1,642,052
		Total Stock Market; 37,798.72 units		1,176,674
		Value Index; 6,357.22 units		148,759
		Growth Index; 18,847.26 units		706,772
	Van Kampen	Amer Capt Growth Class B; 311.65 units		8,271
	Van Wagoner	Income Micro-Cap; 6,001.05 units		182,432
		Income Emerging Growth; 19,700.41 units		734,038
		Income Mid-Cap; 5,748.10 units		142,093
		Income Post Venture; 7,617.67 units		263,800
		Technology; 4,397.75 units		230,794
	Warburg Pincus	Capital Appreciation; 1,892.99 units		52,019
		Emerging Growth; 246.61 units		11,961
		International Equity; 2,162.99 units		52,215
		(Continued)

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value
	Warburg Pincus	Emerging Markets; 214.31 units		2,310
		Post Venture Capital; 156.37 units		4,177
		Japan Growth; 875.91 units		25,682
		Japan OTC; 6,171.49 units		144,660
		Health Sciences; 503.36 units		7,787
		Global Telecomm; 660.51 units		38,653
	Weitz	Value; 3,860.74 units		131,304
		Hickory; 1,039.26 units		39,367
	White Oak	Growth Stock; 2,937.72 units		164,836
	Yacktman	Yacktman Fund; 325.73 units		2,938

			**	35,565,099

		Total investments		$2,258,380,625

    ** - Cost information is not applicable for participant directed investments

    SCHEDULE II

    CATERPILLAR INC.
    EMPLOYEES' INVESTMENT PLAN

    ITEM 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS
    FOR THE YEAR ENDED NOVEMBER 30, 1999

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of party involved	Description of assets	Purchase price	Selling price	Lease rental	Expense incurred with transaction	Cost of asset	Current value of asset on transaction date	Net gain or (loss)

Caterpillar Inc.	Common stock:
	Series of 63 purchases	$116,806,804	$		$$103,063	$116,806,804	$116,703,741	$
	One sale		6,822		7	3,655	6,829	3,167

    SCHEDULE III

    Caterpillar Inc.
    Employees' Investment Plan

    FORM 5500 ITEM 27f-SCHEDULE OF NONEXEMPT TRANSACTIONS
    FOR THE YEAR ENDED NOVEMBER 30, 1999

a	b	c	d	e	f	g	h	i	j
Identity of party involved	Relationship to Plan employer or other party-in-interest	Description of transactions including maturity date, rate of interest, collateral, par or maturity value)	Purchase price	Selling price	Lease rental	Expenses incurred in connection with transaction	Cost of asset	Current value of asset	Net gain or (loss) on each transaction
Caterpillar Inc.	Employer	Failure to remit employee contributions to the trustee on a timely basis.(1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	As the result of a clerical error with regard to payroll deferrals for certain U.S. expatriate employees working overseas, contributions in the amount of $2,660.71 were not made to the trust under the Plan for the payroll period ended March 15, 1999 until December 9, 1999. The Company is currently in the process of calculating the lost earnings on these contributions, as well as the lost earnings on these lost earnings, for the period in which the contributions were not in the trust. Once calculated, the Company will contribute this amount to the trust and allocate the contribution among the applicable participants' accounts.

    EXHIBIT A

    Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-3718, as amended, and No. 33-39280) of Caterpillar Inc. of our report dated May 26, 2000 relating to the financial statements of the Caterpillar Inc. Employees' Investment Plan, which appears in this Form 11-K.

    /s/ PricewaterhouseCoopers LLP

    Peoria, Illinois
    May 26, 2000

    SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

    FORM 11-K

(Mark One)
[ X ]	ANNUAL REPORT PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]
For the Fiscal Year Ended December 31, 1998

      OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 [No Fee Required]
For the transition period from _____ to _____

        Commission File Number 1-768

        SAVINGS AND INVESTMENT PLAN
        (Full title of the Plan)

        CATERPILLAR INC.
        (Name of issuer of the securities held
        pursuant to the Plan)

        100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
        (Address of principal executive offices)

        REQUIRED INFORMATION

        Item 1.

        The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

        Item 2.

        The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

        Item 3.

        The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

        Item 4.

        The Consent of Independent Accountants is attached hereto as Exhibit B.

        Report of Independent Accountants

        To the Participants and Plan Administrator of the
        Caterpillar Inc. Tax Deferred Savings Plan

        In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpiller Inc. Tax Deferred Savings Plan (the Plan) at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

        Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

        /s/ PricewaterhouseCoopers LLP

        Peoria, Illinois
        May 26, 2000

        SOLAR TURBINES INCORPORATED
        SAVINGS AND INVESTMENT PLAN

        STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
        DECEMBER 31, 1999 AND 1998
        (Dollars in 000's)

	1999	1998

Investments	$32,492	$27,720

Net assets available for benefits	$32,492	$27,720

        (The accompanying notes are an integral part of the financial statements.)

        SOLAR TURBINES INCORPORATED
        SAVINGS AND INVESTMENT PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
        FOR THE YEAR ENDED DECEMBER 31, 1999 AND 1998
        (Dollars in 000's)

	1999	1998

Participant contributions	$2,880	$3,891

Investment income:
Net appreciation in fair value of registered investment companies	532	19
Plan interest in net investment income of Master Trust	4,343	2,693

Net investment income	4,875	2,712

Withdrawals	(1,671)	(1,249)
Transfers (to)/from other plans, net	(1,312)	(564)

Withdrawals and transfers, net	(2,983)	(1,813)

Increase in net assets available for benefits	4,772	4,790

Net assets available for benefits:
Beginning of year	27,720	22,930

End of year	$32,492	$27,720

        (The accompanying notes are an integal part of the financial statements.)

        SOLAR TURBINES INCORPORATED
        SAVINGS AND INVESTMENT PLAN

        NOTES TO FINANCIAL STATEMENTS

        NOTE 1 - PLAN DESCRIPTION:

        The following description of the Solar Turbines Incorporated Savings and Investment Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

        General

        The Plan is a contributory defined contribution plan established by Solar Turbines Incorporated (the Company), a 100%-owned subsidiary of Caterpillar Inc., to enable eligible employees of the Company and its subsidiaries (the employers) to accumulate funds.

        Participation

        Hourly employees of the employers who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee's filing of an application with the Company. Participating eligible employees (the participants) may elect to defer a portion of their compensation until retirement.

        Participant accounts

        Accounts are maintained separately for each participant. The participant's account is credited with the Participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

        Loan provisions

        The Plan provides for participant loans against eligible participants' account balances. Eligible employees obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

        Contributions

        Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the employer. For 1999 and 1998, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,000 in 1999) for participants earning in excess of $80,000 or (b) $10,000 for participants earning less than $80,000.

        Investment programs

        Participants may elect to have their contributions invested in any combination of the following ten investment fund options at December 31, 1999:

          Caterpillar Stock Fund

          Preferred Stable Principal Fund

          Preferred Short-Term Government Fund

          Preferred Money Market Fund

          Preferred Value Fund

          Preferred International Fund

          Preferred Growth Fund
          Preferred Asset Allocation Fund

          Preferred Fixed Income Fund

          Preferred Small Cap Fund

        In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the Standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

        Vesting and distribution provisions

        Participants are fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balance in participants' accounts are distributable.

        Administration

        The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for non-financial matters, and the Benefits Funds Committee of Caterpillar Inc. which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

        Plan termination

        Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

        Federal income tax status

        The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

        Risks and uncertainties

        The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        New accounting standards

        In September 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters (SOP 99-3). This SOP simplifies the disclosure of certain investment information of defined contribution plans. SOP 99-3 is effective for financial statements for plan years ending after December 15, 1999, with earlier application encouraged. The Plan has elected to adopt the provisions of this SOP for its Plan year ended December 31, 1999. The primary impact on the 1999 financial statements is the elimination of previously provided information by investment fund option.

        Basis of accounting

        The Plan's accounts are maintained on the accrual basis of accounting.

        Investments

        The fair value of the Plan's investment in the 401(k) Master Trust (Note 4) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

        Administrative expenses

        Administrative costs, including trustee fees and certain investment costs, are paid by Caterpillar Inc.

        Use of estimates in the preparation of financial statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

        NOTE 3 - MASTER TRUST:

        Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Master Trust.

        The Master Trust invests in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of Caterpillar Inc. The options available to the participants through the Preferred Group of Mutual Funds are described in Note 1.

        CIML manages the Preferred Small Cap Fund and the Preferred Short-term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

        The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 1999 and 1998 market values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 1999 and 1998, the Plan's pro rata interest in the quoted market values of net assets of the Master Trust was 1.78% and 1.82%, respectively.

        Investment valuation

        The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Participant loans are valued at cost which approximates fair value.

        The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year. Details of the net assets and significant components of the changes in net assets of the Master Trust are as follows:

	December 31,

	1999	1998

Investments, at fair value:
Cash and cash equivalents	$16,061	$12,191
Common stock	330,694	343,517
Registered investment companies	1,394,423	1,115,716
Participant loans	27,405	24,686

Total investments	1,768,583	1,496,110

Dividend and interest receivable	105	93
Transfers receivable from EIP Part 1	2,802	2,525
Contributions receivable	6,976	6,648
Receivable due from broker	7,700
Other receivable/(payable), net	200	259

Master Trust net assets	$1,786,366	$1,505,635

	For the year ended December 31,

	1999	1998

Investment income:
Interest	$ 2,917	$ 2,946
Dividends	7,597	7,756
Net appreciation (depreciation) in fair value of:
Common stock	22,897	(15,546)
Registered investment companies	228,248	165,523

Net investment income	261,659	160,679

Contributions to all plans	80,394	94,843
Withdrawals from all plans	(128,500)	(76,445)
Transfers from EIP Part 1	84,107	84,143
Interfund transfers (to) from self-directed brokerage account, net	(16,764)	(1,437)

Increase in Master Trust net assets	280,896	261,783

Master Trust net assets:
Beginning of year	1,505,635	1,243,852

End of year	$1,786,531	$1,505,635

        SUPPLEMENTAL SCHEDULE

        SCHEDULE I

        SOLAR TURBINES INCORPORATED

        SAVINGS AND INVESTMENT PLAN

        SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

        DECEMBER 31, 1999

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current Value
*	Caterpillar Inc.	401(k) Master Trust	**	$31,977,000

	Babson	Value Income; 100.16 units		4,432
	Baron	Asset; 90.13 units		5,297
	Fidelity	Europe; 138.24 units		5,180
	Firsthand	Technology Value; 1,273.94 units		115,317
	Janus	Global Technology; 3,681.66 units		113,874
		Inv't Worldwide; 112.51 units		8,599
		Olympus; 139.89 units		7,450
		Special Situations; 337.36 units		7,776
	Oakmark	Oakmark Fund; 159.78 units		4,346
	PBHG	Growth; 366.95 units		17,386
	Rydex	OTC Fund; 1,868.82 units		153,916
	SSGA	Money Market Fund; 70,977.50 units		70,978

			**	514,551

		Total investments		$32,491,561

        **--Cost informations not applicable for participant directed investments.

        EXHIBIT C

        Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Forms
        S-8 (No. 2-97450, as amended, and No. 33-37353) of Caterpillar Inc. of our report dated May 26, 2000 relating to the financial statements of the Solar Turbines Incorporated Savings and Investment Plan, which appears in this Form 11-K.

        /s/ PricewaterhouseCoopers LLP

        Peoria, Illinois
        May 26, 2000

        SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

        FORM 11-K

(Mark One)
[ X ]	ANNUAL REPORT PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]
For the Fiscal Year Ended December 31, 1998

        OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 [No Fee Required]
For the transition period from _____ to _____

          Commission File Number 1-768

          TAX DEFERRED SAVINGS PLAN
          (Full title of the Plan)

          CATERPILLAR INC.
          (Name of issuer of the securities held
          pursuant to the Plan)

          100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
          (Address of principal executive offices)

          REQUIRED INFORMATION

          Item 1.

          The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

          Item 2.

          The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

          Item 3.

          The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

          Item 4.

          The Consent of Independent Accountants is attached hereto as Exhibit C.

          Report of Independent Accountants

          To the Participants and Plan Administrator of the
          Caterpillar Inc. Tax Deferred Savings Plan

          In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Tax Deferred Savings Plan (the Plan) at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

          Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

          /s/ PricewaterhouseCoopers LLP

          Peoria, Illinois
          May 26, 2000

          CATERPILLAR INC.
          TAX DEFERRED SAVINGS PLAN

          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
          DECEMBER 31, 1999 AND 1998
          (Dollars in 000's)

	1999	1998

Investments	$268,441	$228,451

Net assets available for plan benefits	$268,441	$228,451

          (The accompanying notes are an integral part of the financial statements.)

          CATERPILLAR INC.

          TAX DEFERRED SAVINGS PLAN

          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

          FOR THE YEAR ENDED DECEMBER 31, 1999 AND 1998

          (Dollars in 000's)

	1999	1998
Participant contributions	$ 18,404	$ 20,268

Investment income:
Net appreciation in fair value of registered investment companies	764	140
Plan interest in net investment income of Master Trust	39,451	26,891

Net investment income	40,215	27,031

Withdrawals	(18,113)	(12,866)
Transfers (to)/from other plans, net	(516)	(1,575)

Withdrawals and transfers, net	(18,629)	(14,441)

Increase in net assets available for benefits	39,990	32,858

Net assets available for benefits:
Beginning of year	228,451	195,593

End of year	$ 268,441	$ 228,451

          (The accompanying notes are an integral part of the financial statements.)

          CATERPILLAR INC.

          TAX DEFERRED SAVINGS PLAN

          NOTES TO FINANCIAL STATEMENTS

          NOTE 1 - PLAN DESCRIPTION:

          The following description of the Caterpillar Inc. Tax Deferred Savings Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

          General

          The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the employers) which adopt the Plan to accumulate funds.

          Participation

          Employees under collective bargaining agreements to which the Plan is extended who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee's filing of an application with the Company. Participating eligible employees (the participants) elect to defer a portion of their compensation until retirement.

          Participant accounts

          Accounts are maintained separately for each participant. The participant's account is credited with the participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

          Loan provisions

          The Plan provides for participant loans against eligible participants' account balances. Eligible employees obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

          Contributions

          Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the employer. For 1999 and 1998, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,000 in 1999) for participants earning in excess of $80,000 or (b) $10,000 for participants earning less than $80,000.

          Investment programs

          Participants may elect to have their contributions invested in any combination of the following ten investment fund options at December 31, 1999:

            Caterpillar Stock Fund

            Preferred Stable Principal Fund

            Preferred Short-Term Government Fund

            Preferred Money Market Fund

            Preferred Value Fund

            Preferred International Fund

            Preferred Growth Fund

            Preferred Asset Allocation Fund

            Preferred Fixed Income Fund

            Preferred Small Cap Fund

          A self-directed fund option allows participants to invest in various other mutual funds outside of the standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

          Vesting and distribution provisions

          Participants are fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balance in participants' accounts are distributable.

          Administration

          The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for non-financial matters, and the Benefits Funds Committee of Caterpillar Inc which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

          Plan termination

          Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

          Federal income tax status

          The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator and the Plan's legal counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

          Risk and uncertainties

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

          NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          New accounting standards

          In September 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters (SOP 99-3). This SOP simplifies the disclosure of certain investment information of defined contribution plans. SOP 99-3 is effective for financial statements for plan years ending after December 15, 1999, with earlier application encouraged. The Plan has elected to adopt the provisions of this SOP for its Plan year ended December 31, 1999. The primary impact on the 1999 financial statements is the elimination of previously provided information by investment fund option.

          Basis of accounting

          The Plan's accounts are maintained on the accrual basis of accounting.

          Investments

          The fair value of the Plan's investment in the 401(k) Master Trust (Note 4) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

          Administrative expenses

          Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

          Use of estimates in the preparation of financial statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

          NOTE 3 - MASTER TRUST:

          Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Master Trust.

          The Master Trust invests in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of the Company. The options available to the participants through the Preferred Group of Mutual Funds are described in Note 1.

          CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

          The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 1999 and 1998 market values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 1999 and 1998, the Plan's pro rata interest in the quoted market values of net assets of the Master Trust was 14.67% and 14.99%, respectively.

          Investment valuation

          The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Participant loans are valued at cost which approximates fair value.

          The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year. Details of the net assets and significant components of the changes in net assets of the Master Trust are as follows:

	December 31,
	1999	1998
Investments, at fair value:
Cash and cash equivalents	$ 16,061	$ 12,191
Common stock	330,694	343,517
Registered investment companies	1,394,423	1,115,716
Participant loans	27,405	24,686

Total investments	1,768,583	1,496,110

Dividend and interest receivable	105	93
Transfers receivable from EIP Part 1	2,802	2,525
Contributions receivable	6,976	6,648
Receivable due from broker	7,700
Other receivable/(payable), net	200	259

Master Trust net assets	$ 1,786,366	$ 1,505,635

	For the year ended December 31,
	1999	1998
Investment income:
Interest	$ 2,917	$ 2,946
Dividends	7,597	7,756
Net appreciation (depreciation) in fair value of:
Common stock	22,897	(15,546)
Registered investment companies	228,248	165,523

Net investment income	261,659	160,679

Contributions to all plans	80,394	94,843
Withdrawals from all plans	(128,500)	(76,445)
Transfers from EIP Part 1	84,107	84,143
Interfund transfers (to) from self-directed brokerage account, net	(16,764)	(1,437)

Increase in Master Trust net assets	280,896	261,783
Master Trust net assets:
Beginning of year	1,505,635	1,243,852

End of year	$ 1,786,531	$ 1,505,635

          SUPPLEMENTAL SCHEDULES
          SCHEDULE I

          CATERPILLAR INC.
          TAX DEFERRED SAVINGS PLAN

          SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
          DECEMBER 31, 1999

(a)	(b)	(c)	(d)	(e)
	Identity of Issue, borrower, lessor or similar party	Description of Investment, including maturity date, rate of interest collateral, par or maturity value	Cost	Current Value

*	Caterpillar Inc.	401(k) Master Trust	* *	$266,278,000

	Acorn	International; 95.87 units		3,387
	American Century	Benham Target Mat TR2010; 197.37 units		10,571
		Benham Target Mat TR2020; 19.99 units		588
		Income & Growth; 321.86 units		10,960
		Global Natural Resource; 477.19 units		6,232
		Utilities; 280.74 units		4,621
		20th Century Vista; 444.76 units		9,878
	American Funds	Investment Company of America; 187.37 units		6,082
	Artisan	International; 474.91 units		13,535
	Baron	Asset; 189.24 units		11,122
		Small Cap Fund; 1,697.71 units		30,559
		Cash balance; 489.94 units		490
	Century	Shares Trust; 14.75 units		506
	Columbia	Real Estate Equity; 57.62 units		839
	Dresdner RCM	Global Technology Fund; 79.15 units		4,687
	Dreyfus	Appreciation Fund; 235.14 units		10,753
		Disciplined Stock Class R; 127.67 units		5,459
		Midcap Index Fund; 245.98 units		5,397
		Short-term High Yield Secs; 481.23 units		4,933
	FBR	Small Cap Financial Fund; 113.89 units		1,531
		Financial Services Fund; 111.62 units		1,523
	Fidelity	Worldwide; 270.55 units		5,384
		Small Cap Stock; 48.43 units		615
		Utilities; 266.27 units		6,862
		Spartan High Income; 837.64 units		10,052
		Government Securities; 590.94 units		5,525
		Emerging Growth; 733.44 units		43,734
		Dividend Growth; 2,377.54 units		68,924
		Japan; 250.66 units		6,838
		Japan Small Companies; 903.39 units		21,925
		Overseas, 52.12 units		2,502
		Retirement Growth; 311.88 units		8,062
	Firsthand	Technology Leaders; 615.30 units		27,492
		Technology Innovator; 33.90 units		1,673
		E-Commerce; 44.53 units		662
		Communications; 51.92 units		761
	Franklin	Gold Class II; 652.80 units		6,247
	Fremont	US Micro Capital; 51.71 units		2,035
	Gabelli	GLBL Inter-Active Couch Potato; 305.86 units		10,757
	Guinness Flight	China & Hong Kong; 637.50 units		11,252
	Hotchkis & Wiley	International; 299.23 units		7,900
	Icon	Technology; 52.60 units		1,026
	The Internet	Fund; 65.10 units		3,237
	Invesco Strategic	Health Sciences N/C; 57.76 units		3,171
		Financial Services N/C; 200.23 units		5,330
		Worldwide Communications; 68.11 units		3,517
		High Yield Bond N/C; 96.22 units		619
	Janus	Janus Fund; 398.22 units		17,542
		Inv't Growth & Income; 425.83 units		17,859
		Inv't Worldwide; 1,292.42 units		98,780
		Inv't Twenty; 1,009.03 units		84,183
		Global Technology; 2,253.33 units		69,696

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current Value
	Janus	Special Situations; 107.08 units		2,468
		Global Life Sciences; 1,426.06 units		22,960
		Inv't Equity Income; 446.11 units		11,215
		Olympus; 1,609.62 units		85,728
		High Yield Bond; 0.30 units		3
		Inv't Balanced; 451.69 units		10,565
		Enterprise; 145.78 units		11,177
		Inv't Overseas; 413.45 units		15,380
		Inv't Mercury; 2,013.19 units		88,198
	Lexington	Troika Dialog Russia Income; 137.21 units		925
	Longleaf	Partners; 25.96 units		532
		Realty; 25.10 units		319
	Midas	Midas Fund; 950.93 units		1,293
	Montgomery	Asset Allocation; 484.09 units		7,862
		Emerging Asia; 282.61 units		3,304
	Munder	Net Net Class A; 269.11 units		20,568
	Neuberger & Berman	Partners Trust I; 486.09 units		8,740
		Millennium Trust; 37.34 units		1,146
	Oakmark	Oakmark Fund; 460.54 units		12,527
	PBHG	Growth; 255.42 units		12,102
		Tech & Communication; 374.99 units		25,522
	Pin Oak	Aggressive Stock; 53.57 units		2,878
	Red Oak	Technology Select; 69.89 units		1,701
	RS	Value Plus and Growth N/C; 337.24 units		10,262
	Rushmore	American Gas Index; 139.60 units		2,146
	Rydex	OTC Fund; 146.50 units		12,066
	Select	Technology; 10.81 units		1,647
		Utilities Growth; 241.40 units		15,957
		Develop Communications; 26.33 units		1,656
		Telecom; 7.55 units		670
		Electronics; 23.82 units		2,117
		Computers; 20.26 units		2,117
	SSGA	Money Market Fund; 615,411.57 units		615,412
	Strong	Corporate Bond Income; 1,845.65 units		19,361
		Index 500; 169.81 units		3,068
		Growth & Income; 159.38 units		4,562
	T Rowe Price	Health Sciences; 953.58 units		15,191
		Equity Income; 58.40 units		1,449
		Mid Cap Growth; 128.24 units		5,146
		New Era; 763.01 units		16,634
		Science & Technology; 273.87 units		17,448
	Tweedy Browne	Global Value Fund; 197.61 units		3,994
	Vanguard	US Growth Portfolio; 566.33 units		24,652
		Growth & Income; 117.04 units		4,340
		Short-Term Treasury; 1,096.66 units		10,978
		Fixed Income Inter Term Co.; 1,576.04 units		14,515
		Index Trust S&P 500 Port; 1,410.42 units		190,873
		Growth Index; 2,509.76 units		98,960
	Warburg Pincus	Growth & Income; 32.24 units		471
		JSPSN OTC; 453.41 units		12,510
		Global Telecomm; 16.44 units		1,180
		Growth Fund of America; 233.71 units		6,810
		Homestate Year 2000 Fund; 77.17 units		2,344

			* *	2,163,464

	Total investments			$268,441,464

          ** - Cost information is not applicable for participant directed investments

          EXHIBIT B

          Consent of Independent Accountants

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-8003) of Caterpillar Inc. of our report dated May 26, 2000 relating to the financial statements of the Caterpillar Inc. Tax Deferred Savings Plan, which appears in this Form 11-K.

          /s/ PricewaterhouseCoopers LLP

          Peoria, Illinois
          May 26, 2000